UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: November 5, 2021

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 5, 2021, NovaBay Pharmaceuticals, Inc. (“NovaBay”) completed its acquisition of DERMAdoctor, LLC, a Missouri limited liability company (“DERMAdoctor”). DERMAdoctor is an omni-channel skincare company that was formed in 1998 and is primarily focused on the creation of products that are designed to target common skin concerns, ranging from aging and blemishes to dry skin, perspiration and keratosis pilaris. DERMAdoctor currently sells over 30 products under lines that include Ain’t Misbehavin’, Calm Cool + Corrected, Kakadu C, KP Duty, and Wrinkle Revenge and sells its products through major retailers such as Macy’s, QVC, Costco, digital beauty retailers such as SkinStore and Amazon, and its own website.

The acquisition was consummated pursuant to a membership unit purchase agreement, dated as of September 27, 2021 (the “Purchase Agreement”), by and among (i) NovaBay, (ii) DERMAdoctor, (iii) Dr. Audrey Kunin and Dr. Jeff Kunin (the “Founders”); (iv) Papillon Partners, Inc., a Missouri corporation that is owned by the Founders (“Papillon”); and (v) Midwest Growth Partners, L.L.L.P., an Iowa limited liability limited partnership (“MGP” and together with Papillon, the “Sellers”). As a result of the acquisition, DERMAdoctor became a wholly-owned subsidiary of NovaBay. Pursuant to the Purchase Agreement, NovaBay acquired 100% of the membership units of DERMAdoctor from the Sellers for a closing purchase price of $12.0 million (as adjusted for certain indebtedness, transaction expenses and cash of DERMAdoctor at closing as set forth in the Purchase Agreement) (the “Closing Cash Consideration”) and potential future earn out payments of up to an aggregate of $3.0 million over a period of two calendar years post-closing. At the closing, an aggregate amount of $1.2 million of the Closing Cash Consideration was deposited into an escrow account where it is being held for 12 months after the closing to secure certain payment and indemnification obligations of DERMAdoctor, the Founders and the Sellers, as applicable and in accordance with the terms of the Purchase Agreement. The Sellers are entitled to an earn out payment of up to $1.5 million after Closing for each of the 2022 and 2023 calendar years (or an aggregate $3.0 million) if the legacy business of DERMAdoctor achieves certain contribution margin targets each year conditioned upon the Founders’ continued employment with DERMAdoctor (except if either of the Founders are Terminated Without Cause or terminated as a result of death or disability, as further described below) (the “Earn Out Payments”). If earned, the Sellers may elect for the Earn Out Payments to be paid in cash or unregistered shares of NovaBay’s common stock, subject to certain restrictions.

NovaBay funded the Closing Cash Consideration through its working capital and the additional capital raised pursuant to a private placement (the “Private Placement”) of the NovaBay’s Series B Non-Voting Preferred Stock, par value $0.01 per share, and warrants exercisable into shares of NovaBay’s common stock, par value $0.01 per share. The Private Placement was completed on November 2, 2021, where NovaBay received aggregate gross proceeds of $15.0 million, as further described in NovaBay’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 1, 2021 and November 2, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the acquisition of DERMAdoctor, on November 5, 2021, Drs. Audrey Kunin and Jeff Kunin were appointed to serve as DERMAdoctor’s Chief Product Officer and President, respectively. Drs. Audrey Kunin and Jeff Kunin each entered into an employment agreement to serve in their respective roles with DERMAdoctor on November 5, 2021 (each, an “Employment Agreement”), which agreements became effective immediately.

Dr. Audrey Kunin, age 62, co-founded DERMAdoctor and has served as the Chief Creative Officer of DERMAdoctor since March 2018 and as the Chief Executive Officer and its predecessor since 1998. Dr. Audrey Kunin graduated from Ohio State University in December 1980 and received her M.D. at the Medical College of Ohio in June 1985. She received her postgraduate training in Dermatology at the Medical College of Virginia after serving as Chief Resident in July 1989. She is a fellow of the American Academy of Dermatology and formerly served as an Assistant Clinical Instructor of Dermatology at the University of Kansas School of Medicine.

Dr. Jeff Kunin, age 59, co-founded DERMAdoctor and has served as the President and Chief Executive Officer of DERMAdoctor since March 2018. Dr. Jeff Kunin served as the Chairman of the Department of Radiology at Saint Luke’s Hospital in Kansas City from 2007 to 2017. He graduated college with a B.S. degree in Biochemistry and Cell Biology from the University of California, San Diego. He then graduated medical school and earned his M.D. from the University of Texas Medical Branch in Galveston, Texas. Then he completed a residency in diagnostic radiology at the Medical College of Virginia and Henry Ford Hospital. Subsequently, he completed a fellowship in body imaging at the University of Michigan Hospitals. Dr. Jeff Kunin received his MBA degree from Washington University in St. Louis Olin School of Business.

The Employment Agreements provide for at-will employment and a two-year term commencing on November 5, 2021. The Employment Agreements provide for an annual base salary for each of Dr. Audrey Kunin and Dr. Jeff Kunin of $200,000.00 and $150,000.00, respectively (each, a “Base Salary”). Additionally, Dr. Audrey Kunin’s Employment Agreement includes an equity grant of 300,000 performance restricted stock units (the “Performance RSUs”) and a stock option award of 150,000 shares (the “Options”), subject to approval by the Board of Directors. If approved, the vesting of the Performance RSUs will be tied to three categories of performance goals to be achieved during the performance period, which will be equally weighted at the end of the performance period: (1) 1/3 of the Performance RSUs will be earned if NovaBay’s revenue meets a threshold amount for a trailing 12-month period; (2) 1/3 of the Performance RSUs will be earned if NovaBay achieves a threshold amount of cash flow for at least two consecutive quarters; and (3) 1/3 of the Performance RSUs will be earned if NovaBay achieves a threshold market capitalization for twenty consecutive trading days. If approved, the Options will vest over a two (2) year period (with 50% of the options vesting on the one-year anniversary of Dr. Audrey Kunin’s first day of employment and the remaining 50% of the Options vesting on the two (2) year anniversary of Dr. Audrey Kunin’s employment immediately prior to the expiration of the term of her Employment Agreement). Dr. Jeff Kunin’s Employment Agreement does not provide for equity awards.

The Employment Agreements also provide each of Dr. Audrey Kunin and Dr. Jeff Kunin with the opportunity to earn an annual performance bonus (each, an “Annual Bonus”) in an amount up to one hundred percent (100%) and up to thirty-five percent (35%), respectively, of their respective Base Salary. For Dr. Audrey Kunin’s Annual Bonus, sixty percent (60%) of the total amount of her Annual Bonus shall be determined by the Board in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Dr. Audrey Kunin as set by Dr. Audrey Kunin and NovaBay and/or its authorized representative; (ii) the evaluation of Dr. Audrey Kunin by NovaBay and/or its authorized representative; (iii) DERMAdoctor’s financial, product and expected progress and (iv) other pertinent matters relating to DERMAdoctor’s business and valuation. Dr. Audrey Kunin shall also be entitled to the remaining portion of her Annual Bonus of up to forty percent (40%) of her Base Salary, as considered and approved by NovaBay’s Board of Directors in its sole discretion, upon meeting certain performance metrics (i.e., if the Contribution Margin exceeds the FY2022 Target Contribution Margin or the FY2023 Target Contribution Margin for each of the Year 1 Earn Out Period or the Year 2 Earn Out Period, respectively, with each of these terms as defined in the Purchase Agreement (the “Performance Metrics”)). For Dr. Jeff Kunin’s Annual Bonus, one hundred percent (100%) of the total amount of his Annual Bonus (or thirty-five percent (35%) of his Base Salary) shall be considered and approved by NovaBay’s Board of Directors in its sole discretion, upon the Performance Metrics being met. Any bonus to Dr. Audrey Kunin or Dr. Jeff Kunin will be payable within seventy-four (74) days following the end of the year for which their respective Annual Bonus was earned. Upon the mutual agreement of Dr. Audrey Kunin or Dr. Jeff Kunin, as applicable, and NovaBay’s Board of Directors, any or all of the Annual Bonus may be paid in the form of equity compensation. Any such equity compensation shall be issued from NovaBay’s equity incentive plan, and shall be fully vested upon payment.

In the event that Dr. Audrey Kunin or Dr. Jeff Kunin is Terminated For Cause (as defined in the Employment Agreement) or such employment is terminated due to death or disability, she or he, as the case may be, shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. Further, in the event that Dr. Audrey Kunin or Dr. Jeff Kunin is Terminated For Cause, the Sellers will no longer be entitled to the Earn Out Payments. In the event that Dr. Audrey Kunin or Dr. Jeff Kunin is Terminated Without Cause (as defined in the Employment Agreement), she or he, as the case may be, shall, subject to her or his execution of a release of claims in favor of NovaBay (a “Release”), be entitled to an amount equal to Dr. Audrey Kunin’s or Dr. Jeff Kunin’s, as applicable, annualized Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments. The Severance Amount shall be in addition to Dr. Audrey Kunin’s or Dr. Jeff Kunin’s, as applicable, earned wages and other compensation (including reimbursements of her or his outstanding expenses and unused vacation) through the date her or his employment is terminated from DERMAdoctor. If Dr. Audrey Kunin or Dr. Jeff Kunin is Terminated Without Cause or terminated as a result of death or disability, the Sellers will remain entitled to the Earn Out Payments.

Moreover, in the event of either a Termination Without Cause, and subject to her or his execution of a Release, all outstanding equity awards then held by Dr. Audrey Kunin or Dr. Jeff Kunin, as applicable, will be subject to full accelerated vesting on the date of termination, and the exercise period shall be extended to three (3) years from the date of termination.

Separately, pursuant to the Purchase Agreement, at closing, NovaBay entered into a Side Letter with Dr. Audrey Kunin to provide for Dr. Audrey Kunin’s appointment to NovaBay’s Board of Directors as a Class I director as soon as reasonably practicable following closing and in no event later than NovaBay’s 2022 annual stockholder meeting, with such appointment subject to Dr. Audrey Kunin (i) providing customary director onboarding documentation for purposes of assessing eligibility and independence and for purposes of required disclosure, (ii) being qualified to serve as a director under the General Corporation Law of the State of Delaware and stock exchange rules and listing standards, (iii) satisfying the requirements of NovaBay’s Corporate Governance Guidelines, Code of Conduct & Ethics and Insider Trading Policy, and (iv) agreeing to serve on NovaBay’s Board of Directors at the time of nomination.

The foregoing descriptions of Dr. Audrey Kunin’s Employment Agreement, Dr. Jeff Kunin’s Employment Agreement, the Side Letter, the Performance RSUs and the Options do not purport to be complete and are qualified in their entirety by reference to the full text of Dr. Audrey Kunin’s Employment Agreement, Dr. Jeff Kunin’s Employment Agreement, the Performance RSUs and the form of the Options, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated by reference herein.

Item 7.01 Regulation FD Discolure.

On November 8, 2021, NovaBay issued a press release announcing that NovaBay would report financial results for the third quarter 2021 on Thursday, November 11, 2021 and would hold an investment community conference call that day at 4:30 p.m. Eastern time. This press release containing this announcement is attached as Exhibit 99.1, which is incorporated by reference.

The information contained in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Item 8.01 of the Current Report on Form 8-K, Exhibit 99.1 and matters that may be discussed on the investment community conference call may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect NovaBay’s judgment as of the date of this Current Report on Form 8-K. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01         Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b)          Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d)         Exhibits

Exhibit No.	Description
2.1*
Membership Unit Purchase Agreement, dated September 27, 2021, by and among NovaBay, DERMAdoctor, the Founders and the Sellers (incorporated by reference to Exhibit 2.1 of NovaBay's Current Report on Form 8-K filed September 28, 2021)

10.1	Executive Employment Agreement with Dr. Audrey Kunin, dated November 5, 2021
10.2	Executive Employment Agreement with Dr. Jeff Kunin, dated November 5, 2021
10.3	Side Letter with Dr. Audrey Kunin, dated November 5, 2021
10.4*	Performance Restricted Stock Unit Award Agreement with Dr. Audrey Kunin
10.5
NovaBay Pharmaceuticals, Inc. 2017 Omnibus Incentive Plan (Form Agreements to the 2017 Omnibus Incentive Plan) (incorporated by reference to Exhibit 99.2 of NovaBay's Registration Statement on Form S-8 filed June 2, 2017)

99.1	Press Release, dated November 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions are not material and would be competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the SEC. NovaBay agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: November 12, 2021